UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Horace Mann Life Insurance Company Separate Account Horace Mann Life Insurance Company Qualified Group Annuity Separate Account
(Name of Registrant as Specified In Its Charter)

Horace Mann Life Insurance Company
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Outbound Script (CONFIRM RECEIPT OF PROXY MATERIAL)

If line is answered Good (morning, afternoon, evening), my name is (CALLER’S FULL NAME).

May I please speak with Contract Owner’s FULL NAME)?

(Re-Greet If Necessary)

I am calling on behalf of Horace Mann Life Insurance Company to confirm that you have received the proxy material dated October 12, 2015.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

Have you submitted your vote?

                If Yes, thank you for your vote.

If “no, maybe, not sure, threw it away” – Horace Mann would like to provide a more manageable investment process for clients by replacing forty current investment options with eleven investment options.

Legally, we cannot make those changes until we get a favorable majority vote from our variable annuity contract holders. Would you like to take a few minutes to place your vote over the phone right now?

If Yes:

Would you like to record your vote using the Automated Voice Response system?
If Yes I will be glad to transfer you to our proxy vendor. If we get disconnected during the transfer the number is 888-227-9349. Then Transfer client to the AVR line at AST.
If no, I will be glad to transfer you to our proxy vendor. If we get disconnected the number is 877-536-1557. Then transfer client to AST Operator line.

Horace Mann Life Insurance Company is requesting a vote to approve the proposals described in the proxy materials.

If answering machine answers

Hello I am calling on behalf of Horace Mann Life Insurance Company. This is not a sales call. I am calling to confirm that you have received the proxy material dated October 12, 2015. To vote your proxy, please call 888-227-9349 or vote online at proxyonline.com. If you have any questions before you vote, please call Horace Mann at 855-806-7765. Thank you and have a great day!

FOR INTERNAL DISTRIBUTION ONLY	Updated 1-1-14